Exhibit 10.3

OP UNIT PURCHASE AGREEMENT

THE UNIT PURCHASE AGREEMENT (“Agreement”) is made and entered into in on February 16, 2024 (the “Effective Date”), by and among Peter Mueller, Inc., a Virginia corporation, (“Seller”) and Medalist Diversified REIT, Inc., a Maryland Corporation, (“Purchaser”) as well as Medalist Diversified Holdings, LP, a Delaware limited partnership (the “LP”), of which the Purchaser is the General Partner.

RECITALS

A. The Purchaser desires to acquire Seller’s 11,731.25 Operating Partnership Units in the LP (the “OP Units”) on the terms and subject to the conditions specified in this Agreement.

B. The Seller desires to sell the OP Units to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

C. By executing this Agreement, the LP and its General Partner consent to the transactions detailed herein.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

1.              Purchase of OP Units. On the terms and subject to all of the conditions specified by the provisions of this Agreement and upon the performance by each of the parties of their respective obligations created by the provisions of this Agreement, the Seller hereby sells the OP Units to the Purchaser, and Purchaser hereby purchases the OP Units from the Seller.

2.              Consideration. As the consideration for the Seller’s agreement to sell the OP Units to Purchaser as well as the other Seller agreements and obligations provided for herein, and the Purchaser’s purchase of the OP Units, Purchaser shall pay and deliver to the Seller $5.25 per OP Unit, or a total of Sixty-One Thousand Five Hundred Eighty-Nine Dollars and Six Cents ($61,589.06) (“Purchase Price”). The Purchase Price shall be paid to Seller within three (3) business days of the Effective Date.

3.              The Seller’s Representations, Warranties and Covenants. The Seller represents and warrants to the Purchaser the following:

3.1           Validity of Agreement. This Agreement is valid and obligates the Seller. The Seller has full and complete power and authority to sell the OP Units, as contemplated by the provisions of this Agreement.

3.2           OP Unit Ownership. Seller has the right to sell the OP Units without obtaining the consent of any third parties, including Seller’s spouse. Once the OP Units are sold to Purchaser, Purchaser shall be the owner of the OP Units free and clear of any encumbrances, liens or claims of any type.

3.3           Compliance with Operating Agreement. In entering into the transactions contemplated herein, Seller has complied with the terms and conditions of the LP’s Operating Agreement.

3.4           Voluntary Nature of Transaction. The sale by the Seller to the Purchaser of the OP Units is made freely and voluntarily by the Seller. The Seller, in selling the OP Units to the Purchaser, is not acting under fraud, duress, menace or undue influence.

3.5           Agreement Representations and Warranties. Seller acknowledges and understands that the LP and the Purchaser are relying on the accuracy of the information, representations and warranties contained in this Agreement and that any misrepresentation or inaccuracy of the information, representations and warranties in this Agreement can have an adverse effect on the Purchaser’s ability and obligation to purchase the OP Units from Seller.

4.             Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Seller the following:

4.1          Validity of Agreement. The Agreement is valid and obligates the Purchaser. The Purchaser has full and complete power and authority to purchase the OP Units.

4.2           Voluntary Nature of Transaction and Reliance. The Purchaser’s purchase of the OP Units is made freely and voluntarily by the Purchaser. The Purchaser, in purchasing the OP Units, is not acting under fraud, duress, menace or undue influence. In purchasing the OP Units.

5.             Brokerage and Finder's Fees. Neither party nor any affiliate, partner, agent, associate or other representative of either party has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, referral fees, kickbacks, or commissions with respect to the transaction contemplated by the provisions of this Agreement.

6.             Governmental Rules and Regulations. The purchase of the OP Units is subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that purchase.

7.              Continuing Cooperation. Seller agrees that it will continue to cooperate, in any way necessary, including, but not limited to, executing any and all additional documents requested by the LP or Purchaser, in order to effectuate the transactions specified herein. The Purchaser and LP agree to provide, and Seller has had access to, any documents and/or information that Seller deems important to Sellers’s decision to sell the OP Units to Purchaser. Seller has had the opportunity to request and receive any and all documents/information that Seller believes is important to his decision to sell the OP Units.

8.              Indemnity in Third Party Proceedings. Seller shall indemnify the LP and Purchaser if the LP and/or Purchaser is made a party to or threatened to be made a party to, or otherwise involved in, any proceeding, because of the fact that Purchaser purchased the OP Units and/or Seller made any material misrepresentation in this Agreement or any other agreement between the parties. The indemnification contemplated by the provisions of this Paragraph 8 shall apply to all expenses, judgments, fines, penalties, settlements, attorneys’ fees, costs, and other amounts, actually and reasonably incurred by the LP and/or the Purchaser in connection with the defense or settlement of any such proceeding.

9.              Entire Agreement. The parties acknowledge and agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and that it supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

10.           Notice of Default and Time to Cure. Should Seller believe that Purchaser has defaulted on any of the terms and conditions of this Agreement, including, but not limited to, the payment terms embodied in Section 2 hereof, Seller shall provide Purchaser with written notice of default. Purchaser shall have ten (10) days thereafter to cure the alleged default.

11.           Confidentiality. The parties agree that the terms of this Agreement are strictly confidential, and that they will not disclose to any other person any information contained herein with the exception of their immediate family, accountant or attorney, provided such persons abide by this covenant of confidentiality. Notwithstanding the foregoing, the LP, its affiliates, Seller and Purchaser shall have the right to disclose the terms of this Agreement to the extent necessary in order to meet their Securities and Exchange Commission reporting obligations.

12.           Non-Disparagement. None of the parties will make any disparaging comments about the others to any persons.

13.           Jurisdiction and Venue. Any dispute regarding the terms and conditions of this Agreement shall be resolved in the County of Henrico, Commonwealth of Virginia.

IN WITNESS WHEREOF, the parties to this Unit Purchase Agreement have executed this Unit Purchase Agreement as of the date first above written.

PURCHASER		LP

Medalist Diversified REIT, Inc.		Medalist Diversified Holdings, LP
a Maryland Corporation		a Delaware Limited Partnership

By:	/s/ C. Brent Winn, Jr.	By:	/s/ C. Brent Winn, Jr.
Name:	C. Brent Winn, Jr.	Name:	C. Brent Winn, Jr.
Its:	Chief Financial Officer	Its:	Authorized Signatory

SELLER

Peter Mueller, Inc.

By:	/s/ Kurt Schirm
Name:	Kurt Schirm
Its:	President

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